UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐.

Item 1.01  Entry into a Material Definitive Agreement.

On May 3, 2018, CACI International Inc and certain of its subsidiaries (the “Company”) entered into a ninth amendment (the “Ninth Amendment”) to its Credit Agreement (as amended, restated and modified from time to time prior to the date hereof, the “Credit Agreement”), dated as of October 21, 2010, with the lenders named therein and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.

The Ninth Amendment amends the Credit Agreement to, among other things (i) extend the maturity of the Term Loan and Revolving Facility from June 1, 2020 to June 30, 2023 and reset the amortization schedule; (ii) increase the capacity of the Revolving Facility from $850.0 million to $1.1 billion; (iii) reduce the Applicable Rate by 25 basis points for each pricing tier under the Credit Agreement; (iv) remove Consolidated Senior Secured Leverage Ratio as a financial maintenance covenant, (v) modify the calculation of the Consolidated Total Leverage Ratio as a financial maintenance covenant (x) to net up to $100.0 million of unrestricted cash and (y) to set the level at 4.50x (with an upward adjustment to 4.75x for up to three fiscal quarters following a permitted acquisition exceeding $200.0 million) and (vi) modify certain covenants and other provisions to provide the Company with additional flexibility.

Capitalized terms not otherwise defined herein have the meanings set forth in the Credit Agreement and the Ninth Amendment.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by the complete text of the Ninth Amendment which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01  Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Ninth Amendment dated May 3, 2018 to the Credit Agreement, dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: May 9, 2018	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Ninth Amendment dated May 3, 2018 to the Credit Agreement, dated October 21, 2010, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks.